EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-136920 and 333-152505) of Rayonier Inc. of our report dated June 23, 2014, relating to the financial statements and supplemental schedule of the Rayonier Inc. - Fernandina Mill Savings Plan for Hourly Employees which appear in this Form 11-K for the year ended December 31, 2013.
/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 23, 2014